UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

(Date of Report (date of earliest event reported)): December 6, 2004

MidCarolina Financial Corporation

(Exact name of registrant specified in its charter)

North Carolina	000-49848	56-2006811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 South Church Street, Burlington, North Carolina	27215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 538-1600

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 6, 2004 MidCarolina Bank announced that Charles T. Canaday has been promoted to Executive Vice President and Chief Operating Officer. Before joining MidCarolina Bank in April 2000, Mr. Canaday had served for more than three years with RBC Centura as a Regional Market Manager for Alamance County. Prior to that Mr. Canaday was a Senior Vice President with First South Bank. A graduate of Coastal Carolina University with a B.S. in Business Administration, Mr. Canaday has more than 22 years of experience in banking. Born and raised in Myrtle Beach, South Carolina, Mr. Canaday is 43 years old.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MidCarolina Financial Corporation

Date: December 6, 2004	/s/ Randolph J. Cary, Jr.
Randolph J. Cary, Jr.
President and Chief Executive Officer